Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Andrew G. Inglis, Neal D. Shah and Jason E. Doughty acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission on Form S-3 (the “S-3 Registration Statement” and any and all amendments (including post-effective amendments) to the S-3 Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ ANDREW G. INGLIS Andrew G. Inglis	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	June 9, 2021

/s/ NEAL D. SHAH Neal D. Shah	Senior Vice President and Chief Financial Officer (principal financial officer)	June 9, 2021

/s/ RONALD W. GLASS Ronald W. Glass	Vice President and Chief Accounting Officer (principal accounting officer)	June 9, 2021

/s/ LISA A. DAVIS Lisa A. Davis	Director	June 9, 2021

/s/ SIR RICHARD B. DEARLOVE Sir Richard B. Dearlove	Director	June 9, 2021

/s/ ROY A. FRANKLIN Roy A. Franklin	Director	June 9, 2021

/s/ DEANNA L. GOODWIN Deanna L. Goodwin	Director	June 9, 2021

Signature	Title	Date

/s/ ADEBAYO O. OGUNLESI Adebayo O. Ogunlesi	Director	June 9, 2021

/s/ STEVEN M. STERIN Steven M. Sterin	Director	June 9, 2021